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                                                                   EXHIBIT 10.20


                     SECOND AMENDMENT TO PURCHASE AGREEMENT

         This Second Amendment to Purchase Agreement (the "Second Amendment") is executed as of the 8th day of November, 2001, by and between GenCap Westridge I, LLC ("Buyer") and Healthcare Recoveries, Inc. ("Seller").

                                    RECITALS:

         A. Buyer's predecessor-in-interest, GCG Acquisitions, LLP, and Seller entered into a Purchase Agreement having an Acceptance Date of June 29, 2001 for property located at 5455 South Westridge Avenue, New Berlin, Wisconsin ("Property"), which Purchase Agreement was amended by that Amendment to Purchase Agreement having an effective date of July 29, 2001 (as so amended, the "Purchase Agreement").

         B. Seller has requested that Buyer waive the parking lot contingency set forth in Section 4.5.5 of the Purchase Agreement and Buyer has agreed to do so provided Buyer and Seller enter into this Second Amendment.

         C. In exchange for Buyer waiving the above-described parking lot contingency, Seller has agreed that Buyer shall receive a reduction in the Purchase Price of $81,900.00.

         D. Pursuant to the Purchase Agreement, the parties originally anticipated Seller performing the Tenant Improvements. The parties now desire that Buyer perform the Tenant Improvements, and Buyer has agreed to contribute $300,000 towards the Tenant Improvements in exchange for an equivalent reduction in the Purchase Price and Seller's agreement to pay any and all costs associated with the Tenant Improvements which exceed $300,000.

         E. The parties desire to amend the Purchase Agreement as set forth herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       Buyer hereby waives the parking lot contingency set forth in
Section 4.5.5 of the Purchase Agreement.

         2. Section 2 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

                  2. Purchase Price. The purchase price ("Purchase Price") for the Property is Three Million One Hundred Eighteen Thousand One Hundred Dollars ($3,118,100.00), and shall be payable, subject to prorations, credits and escrows as provided in this Purchase Agreement, at closing by delivery of a certified or cashier's check from Buyer or by wire transfer from Buyer. The parties hereto agree that they will allocate One Hundred Twenty Five Thousand Dollars ($125,000.00) of the Purchase Price to the personal property being transferred pursuant to this Purchase Agreement and Two Million Nine Hundred Ninety Three Thousand One Hundred Dollars ($2,993,100.00) to the Land and Improvements.

         3. Section 4.6 of the Purchase Agreement is amended and restated to read in its entirety as follows:


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                  4.6      Lease and Escrow Agreement. Buyer and Seller entering
         into [i] a lease for the lower level of the building located on the Property, in substantially the form of the Office Lease attached hereto as Exhibit C (the "Office Lease"), and [ii] an escrow agreement with Chicago Title Insurance Company (the "Chicago Title Escrow Account"), in substantially the form of the Escrow Agreement attached hereto as the Escrow Agreement Exhibit (the "Escrow Agreement"). At the closing, the Buyer and Seller agree that Buyer will deduct from the Purchase Price (and Seller's purchase money proceeds will be reduced by) a portion of the amount necessary to perform the Landlord Work (as such term is defined in the Office Lease), which Buyer and Seller estimate to be approximately One Hundred Thirty-Nine Thousand Four Hundred Seventy-One Dollars ($139,471.00), and deposit such sum in the Chicago Title Escrow Account, to be released to T-3 Group, in accordance with the Escrow Agreement. Buyer will pay Three Hundred Thousand Dollars ($300,000.00) of the amount necessary to perform the Landlord Work, and will deposit such sum in the Chicago Title Escrow Account, to be released to T-3 Group, in accordance with the Escrow Agreement and Buyer's "Holdback Agreement" with Buyer's lender, Associated Bank.

         4. Buyer and Seller hereby agree that the personal property to be sold to Buyer pursuant to the Purchase Agreement is set forth on the Personal Property Exhibit.

         5. A new Section 5.5 is hereby added to the Purchase Agreement reading in its entirety as follows:

                  5.5 Parking Lot Work. Seller hereby agrees to commence, prior to the closing, the alterations to the parking lot ("Parking Lot Work") described in that certain AIA Contract entered into by and among Seller, Buyer, and MSI, Inc., dated September 28 2001, a copy of which is attached hereto as the Contract Exhibit, (the "Contract"). Such Parking Lot Work shall be at Seller's sole expense. At closing, Seller shall deposit One Hundred Five Thousand Eight Hundred Dollars ($105,800.00) of the Purchase Price into the Chicago Title Escrow Account to guaranty payment of the Contract sum described in the Contract and other minor costs related thereto.

         6. Capitalized terms used herein shall have the meaning ascribed to them in the Purchase Agreement.

         IN WITNESS WHEREOF, the parties have signed this Second Amendment as of the date first above written.

                                   GENCAP WESTRIDGE I, LLC

                                   By: /s/ David J. Weiss
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                                   HEALTHCARE RECOVERIES, INC.

                                   By: /s/ Douglas R. Sharps
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